Employment Contract

Party A: Gulf Resources, Inc
Party B: Mr. Li Min
Date: January 1, 2012

Comply with the <Chinese Employment Law>, <Chinese Employment Contract Law> and related regulation and law, both Party A and Party B agree to sign the contract and will comply with the all the clauses listed in this contract.

1. Basic Information

(1)	Party A: Gulf Resources, Inc

(2)	Party B Li Min , Gender: Male Start Working Date in Party A: January 1, 2012

2 Contract Term

(3)	The contract has a fixed term duration. The contract start being effective from January 1, 2012 and will be terminated on the date of December 31,2012.

3. Main Work and Working Location

(4) Party B agrees to fill in the position as Chief Financial Officer  as needed by Party A.

(5) The working location is the Chinese real operation facility of Gulf Resources.

(6) The working of Party B should lead Gulf Resources,Inc. daily financial operation as a US public listed company following SEC and NASDAQ requirements, .

4 .Working hours and Holidays

(7) Party A will arrange a fixed working schedule of Party B. Party B will not work over 8 hours per day, not over 40 hours a week. If the workload of Party B over the stated time or have temporary work, Party A should obtain the permit from related regulator.

(8) The holidays issued for Party B will follow Chinese Public Holidays policy.

5. Compensation

(9) Party A will pay the monthly compensation to Party B before 20th each month, the monthly compensation is RMB 15,300.

6. Other Welfare

(10) Party A and B will participate in Chinese Society Insurance Program, Party A will conduct the procedure for Party B and take certain obligation.

(11) If Party B is sick or Injured during the work, the expenses will following the related policies by the government.

(12) If Party B encounters occupational desease or Injured during the work, the expenses will following the related policies by the government.

7. Protection of Employment Terms and harm

(15) Due to the position requirement, Party A prepare the safety conduction and provide safety goods to Party B complying with government policy and regulation.

(16)  Party B should comply with Party A’s safety employment policy and prevent illegal action and accident to reduce occupation risks.

(17) Party A should enhance occupational desease management and establish related policies.

8 The termination of Contract and redeem

(18) Party A and B terminate or renew the contract should comply with the <Chinese Employment Contract Law>

(19) When the contract is terminated, Party A will provide a confirmation letter to Party B and finish all the related leaving matters within 15 days.

(20) Party B should pass the working depending the contract requirement, if need to be redeemed, should be done as working pass.

10. The conduction of disputant and others

(21) If there is disputant between two parties, can apply for intermediation to Intermediation Commission; if can’t be resolved, can apply to arbitrate commission.

(22) If there is any conflict to regulation or policies stated by Government and Beijing local government, can be conducted complying with regulation.

(23) There are two copies of the contract, each Party hold one copy.

Party A (Signature) _____________________________	Party B ( Signature) _____________________________

Chief Executive Officer	Li Min
Gulf Resources, Inc.

Date:  January 1, 2012